Exhibit 23.2

                               CONSENT OF KPMG LLP

The Board of Directors
Acxiom Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference of our firm under the heading "Experts" in the prospectus.

KPMG LLP

Dallas, Texas
November 8, 2000